EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-96733) pertaining to the Convergys Corporation Retirement and Savings Plan of our report dated June 25, 2004, with respect to the financial statements and schedule of the Convergys Corporation Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Cincinnati, Ohio

June 25, 2004